Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Inogen, Inc.

Goleta, California

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated October 15, 2013, except for the reverse stock split disclosed in Note 11 which is as of November 12, 2013 relating to the financial statements of Inogen, Inc. appearing in the Company’s Registration Statement on Form S-1 (Registration No. 333-192605) dated February 13, 2014.

/s/ Macias Gini & O’Connell LLP

Los Angeles, California

February 18, 2014